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                                                                    EXHIBIT 99.3

                                    KB HOME

                             OFFER TO EXCHANGE ITS
                          6 3/8% SENIOR NOTES DUE 2011

          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
        FOR ANY AND ALL OF THE OUTSTANDING 6 3/8% SENIOR NOTES DUE 2011 PURSUANT TO, AND SUBJECT TO THE TERMS AND CONDITIONS DESCRIBED IN, THE
                      PROSPECTUS DATED SEPTEMBER   , 2004

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON OCTOBER    , 2004, UNLESS EARLIER TERMINATED OR EXTENDED BY KB HOME

                                                              September   , 2004

To Our Clients:

     KB Home is offering to exchange a 6 3/8% Senior Note due 2011 which has been registered under the Securities Act of 1933 (each, a "note") for each validly tendered and accepted 6 3/8% Senior Note due 2011 (each, a "restricted note").

     Capitalized terms used but not defined herein shall have the same meaning given them in the Prospectus (as defined below).

     The exchange offer is made on the terms and are subject to the conditions
set forth in KB Home's prospectus dated September   , 2004 (as the same may be
amended or supplemented from time to time, the "Prospectus") and the accompanying Letter of Transmittal.

     The enclosed Prospectus is being forwarded to you as the beneficial owner of restricted notes held by us for your account but not registered in your name. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender restricted notes held by us for your account. A tender of such restricted notes may be made only by us as the registered holder and only pursuant to your instructions.

     Accordingly, we request instructions as to whether you wish us to tender and deliver the restricted notes held by us for your account. If you wish to have us do so, please so instruct us by completing, executing and returning to us the instruction form that appears below.
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                                  INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to KB Home's exchange offer with respect to the restricted notes.

     This will instruct you to tender the specified principal amount of the restricted notes indicated below held by you for the account of the undersigned pursuant to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

PRINCIPAL AMOUNT OF RESTRICTED NOTES TO BE TENDERED:

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                                  SIGNATURE(S)

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                              PLEASE PRINT NAME(S)

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                                    ADDRESS

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                                    ZIP CODE

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                          AREA CODE AND TELEPHONE NO.

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                   TAX IDENTIFICATION OR SOCIAL SECURITY NO.

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                           MY ACCOUNT NUMBER WITH YOU

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                                      DATE

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